UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2012

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 26, 2012, Landstar System, Inc. issued a press release announcing results for the second quarter of fiscal 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01 Other Events

On July 26, 2012, the Company announced that during its 2012 second quarter, the Company purchased 315,600 shares of its common stock and currently has authorization to purchase approximately 200,000 additional shares of its common stock under its existing, previously announced share purchase program. The Company further announced that on July 25, 2012, the Board authorized the Company to purchase up to an additional 2,000,000 shares of its common stock from time to time in the open market and in privately negotiated transactions under its share purchase program. No specific expiration date has been assigned to the July 25, 2012 authorization. In the aggregate, as of July 26, 2012, the Company has authorization to purchase approximately 2,200,000 shares of its common stock under these programs.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	News Release dated July 26, 2012 of Landstar System, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: July 26, 2012	By:	/s/ James B. Gattoni
Name: James B. Gattoni
Title: Vice President and Chief Financial Officer